UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2008
Commission file number 000-04689
Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
2008 Omnibus Stock Incentive Plan, as amended

ITEM 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the annual meeting of the shareholders of Pentair, Inc. (the “Company”) held on May 1, 2008, the shareholders of the Company approved the Company’s 2008 Omnibus Stock Incentive Plan, as amended (the “Plan”). The Plan provides that up to a total of 7,500,000 shares of the Company’s common stock may be issued thereunder. The Plan authorizes the grant to the Company’s eligible employees, non-employee directors and certain others of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock rights, dividend equivalent units or other equity-based awards.
The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the officers of the Company, including the named executive officers.
The Plan is described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2008, as modified by the amendments described in the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2008, which descriptions are incorporated by reference herein.
The description of the Plan set forth above is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit	Description

10.1	Pentair, Inc. 2008 Omnibus Stock Incentive Plan, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 5, 2008.

PENTAIR, INC. Registrant
By:	/s/ Louis L. Ainsworth
Louis L. Ainsworth
Senior Vice President, General Counsel and Secretary

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated May 1, 2008

Exhibit
Number	Description

10.1	Pentair, Inc. 2008 Omnibus Stock Incentive Plan, as amended.